UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 2011 (May 25, 2011)

Community Bank System, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5790 Widewaters Parkway, DeWitt, New York		13214
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (315) 445-2282

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This report on Form 8-K/A amends the Current Report on Form 8-K filed by Community Bank System, Inc. (the “Company”) on May 27, 2011 and updates the required disclosures to be made under Item 5.07 (Submission of Matters to a Vote of Security Holders) regarding the results from the Company’s 2011 Annual Meeting of Shareholders.  The sole purpose of this Form 8-K/A is to disclose that the Company will conduct non-binding advisory votes on the compensation of the Company’s named executive officers on an annual basis.

Item 5.07          Submission of Matters to a Vote of Security Holders.

In connection with the Company’s 2011 Annual Meeting of Shareholders, the shareholders indicated a preference for holding a non-binding advisory vote regarding shareholder approval of the compensation of named executive officers on an annual basis.  Based on the shareholder’s advisory vote on this matter, the Company’s Board of Directors has determined that the Company will hold an annual advisory vote on executive compensation until such time that another advisory vote on the frequency of shareholder votes on executive compensation is submitted to the shareholders of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.

By: /s/ George J. Getman
Name: George J. Getman
Title: Executive Vice President and General Counsel

Dated:  October 21, 2011